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               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                               PACIFIC GROWTH FUND


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                                                _
               |        ______________________  |
FORMULA:       |       |        |
               |  /\ n |       ERV            |
          T  = |    \  | -------------       |  - 1
               |     \ |       P            |
               |      \|         |
               |_               _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
        ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                                   (A)
 $1,000             ERV AS OF     AGGREGATE       NUMBER OF   AVERAGE ANNUAL
INVESTED - P        31-Oct-96     TOTAL RETURN    YEARS - n   TOTAL RETURN - T
------------        ---------     ------------    ---------   ----------------

   31-Oct-95         $980.00        (2.00%)         1.00         (2.00%)

   31-Oct-91       $1,766.40        76.64%          5.00         12.05%

   30-Nov-90       $2,089.90       108.99%          5.92         13.25%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

               _                                  _
               |        ______________________|
FORMULA:       |       |           |
               |  /\ n |          EV         |
          t  = |    \  | -------------      |  - 1
               |     \ |           P       |
               |       \           |
               |_                  _|

                       EV
          TR  =     ----------     - 1
                        P


     t = AVERAGE ANNUAL TOTAL RETURN
         (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                               (C)                              (B)
 $1,000        EV AS OF       TOTAL          NUMBER OF      AVERAGE ANNUAL
INVESTED - P   31-Oct-96      RETURN - TR    YEARS - n      TOTAL RETURN - t
------------   ---------      -----------    ---------      ----------------

  31-Oct-95    $1,030.00       3.00%          1.00               3.00%

  31-Oct-91    $1,786.40      78.64%          5.00               12.30%

  30-Nov-90    $2,099.90      109.99%         5.92               13.35%

(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F)  GROWTH OF $100,000


FORMULA:  G= (TR-1)*P

     G= GROWTH OF INITIAL INVESTMENT
     P= INITIAL INVESTMENT
    TR= TOTAL RETURN SINCE INCEPTION

                              (D)             (E)           (F)
$10,000        TOTAL          GROWTH OF       GROWTH OF     GROWTH OF
INVESTED -     RETURN -       $10,000         $50,000       $100,000
    P            TR           INVESTMENT      INVESTMENT    INVESTMENT
-----------    --------       ----------      ----------    ----------

30-Nov-90       109.99          $20,999        $104,995     $209,990